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                                                                    Exhibit 24.2


                        TECHNICAL CONSUMER PRODUCTS, INC.

                              OFFICER'S CERTIFICATE

         I, Matthew G. Lyon, Vice President - Finance and Operations and Treasurer of Technical Consumer Products, Inc., a Delaware corporation (the "Company"), hereby certify that the following resolutions of the Board of Directors of the Company were duly adopted by unanimous written consent in lieu of a meeting, effective as of October 16, 2001:


                  "RESOLVED, that Ellis Yan of the Company, Matthew G. Lyon of the Company, and Christopher M. Kelly be, and each of them hereby is, appointed as the attorney-in-fact or attorneys-in-fact of the Company, and each officer of the Company and any director who may execute the Registration Statement or any supplement or amendment thereto or document in connection therewith (whether on behalf of the Company or as an officer or director thereof, or otherwise) is hereby authorized to execute a power of attorney appointing such persons, and each of them, his or her true and lawful attorney, with full power of substitution or resubstitution, for and in the name, place and stead in any such capacity of the Company, to sign and file with the Commission under the Securities Act one or more Registration Statement(s) on Form S-1 relating to the registration of the offering for sale of the Common Stock of the Company with any and all supplements and amendments and exhibits thereto, including any pre-effective and post-effective amendments (including those filed pursuant to Rule 462 under the Securities Act) or supplements; to sign and file any and all applications and other documents to be filed with the Commission, including, without limitation, any Registration Statement on Form 8-A to register the Common Stock under the Exchange Act and any and all documents required to be filed with any state securities regulating commission or authority pertaining to such Common Stock registered pursuant to the Registration Statement(s) on Form S-1, with any and all amendments, supplements and exhibits thereto and to sign and file any application(s) required by Nasdaq for listing of the Common Stock thereon with any and all amendments, supplements and exhibits thereto with full power and authority to do and perform any and all acts and things whatsoever that any of said attorneys or their substitutes may deem necessary, advisable or appropriate, in his or their sole discretion, with any such act or thing being hereby ratified and approved in all respects without any further act or deed whatsoever;

                  FURTHER RESOLVED, that any of the officers of the Company hereby are authorized, for and on behalf of the Company, to execute a power of attorney evidencing the foregoing appointment; and

                  FURTHER RESOLVED, that the form of Power of Attorney presented to this meeting is approved and ratified, and the directors and officers of the Company are, and each of them hereby is authorized to execute and deliver the same in accordance with the preceding resolutions."

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         IN WITNESS WHEREOF, I have hereunto signed my name as an officer of the
Company.

Dated:  January 22, 2002



                           /s/ Matthew G. Lyon
                           ------------------------------------------------
                           Name:    Matthew G. Lyon
                           Title:   Vice President - Finance and Operations
                                    and Treasurer